UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2020

Date of Report (Date of earliest event reported)

Protective Life Insurance Company

(Exact name of registrant as specified in its charter)

Tennessee	001-31901	63-0169720
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2020, Carl S. Thigpen, Executive Vice President and Chief Investment Officer of Protective Life Insurance Company (the “Company”) and the Company’s parent, Protective Life Corporation (“PLC”), and a director of the Company, notified the Company that he will retire as a director and officer of the Company and as an officer of PLC, effective in each case on June 12, 2020 (the “Retirement Date”).

In connection with Mr. Thigpen’s retirement, the Compensation and Management Succession Committee (the “Committee”) of the Board of Directors of PLC determined that all outstanding Restricted Unit Awards, Parent-Based Awards and Performance Unit Awards previously granted to Mr. Thigpen under PLC’s Long-Term Incentive Plan will fully vest on the Retirement Date and be payable at the same time and in the same manner as they would had Mr. Thigpen remained employed through (i) the applicable award vesting dates with respect to the Restricted Unit Awards and Parent-Based Awards and (ii) the end of the applicable performance periods with respect to the Performance Unit Awards, subject in each case to any valid deferral elections made by Mr. Thigpen under PLC’s deferred compensation plan. Additionally, the Committee determined that, following his retirement, Mr. Thigpen will be entitled to receive payment of the annual incentive award granted to him in February 2020 under PLC’s Annual Incentive Plan, in an amount equal to the amount he would have received, if any, had he remained employed through the end of 2020, but pro-rated based on the number of days that elapsed in 2020 through his Retirement Date.

Additionally, in connection with Mr. Thigpen’s retirement, Mr. Thigpen entered into a consulting agreement with PLC on May 1, 2020 (the “Consulting Agreement”), under which Mr. Thigpen will perform certain consulting services for PLC, as requested by management, from June 13, 2020 through December 31, 2020. Under the terms of the Consulting Agreement, it is anticipated that the level of services Mr. Thigpen will perform will be no more than 20% of the average level of bona fide services he performed over the 36-month period immediately preceding the Retirement Date. In consideration for his agreement to perform such consulting services and comply with the other undertakings set forth in the Consulting Agreement, PLC has agreed to pay Mr. Thigpen $10,000 per month. Mr. Thigpen will not be eligible for any PLC benefits following the Retirement Date except as may be required by law or as otherwise provided by applicable policies and procedures of PLC.

The foregoing summary of the Consulting Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description of Exhibit

10.1	Consulting Agreement with Carl S. Thigpen, dated May 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTIVE LIFE INSURANCE COMPANY

/s/ Paul R. Wells
Paul R. Wells
Senior Vice President and Chief Accounting Officer

Dated: May 7, 2020